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                                                              EXHIBIT (h)(10)(b)

                               AMENDMENT NO. 1 TO
                          FUND PARTICIPATION AGREEMENT

     The Fund Participation Agreement ("Agreement") dated October 2, 2000, between The United States Life Insurance Company in the City of New York ("Insurance Company"), a life insurance company organized under the laws of the State of New York, and J.P. Morgan Series Trust II ("Fund"), a business trust organized under the laws of Delaware, is hereby amended as follows:

     1. Schedule I to the Agreement, a revised copy of which is attached hereto, is hereby amended to add JPMorgan International Equity Portfolio effective as of July 1, 2008.

     2. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have affixed their respective authorized signatures, intending that this Amendment No. 1 be effective as of July 1, 2008.

THE UNITED STATES LIFE INSURANCE COMPANY
IN THE CITY OF NEW YORK

                                        ATTEST:


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

                                        (Corporate Seal)


J.P. MORGAN SERIES TRUST II


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

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                                   SCHEDULE I

Name of Series

JPMorgan International Equity Portfolio
JPMorgan Small Company Portfolio